Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE:	May 16, 2011

For more information:

Media Relations

MediaRelations@nortel.com

Nortel Reports Financial Results for the First Quarter 2011

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Through the creditor protection process, Nortel has sold all of its businesses generating approximately $3.2 billion in net proceeds for the benefit of its creditors, and preserving 16,000 jobs for employees with the purchasers of the businesses

•	Cash position as of March 31, 2011 continues to reflect restructuring progress

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Entered into a “stalking horse” agreement with Ranger Inc, a wholly owned subsidiary of Google Inc., for the sale of our remaining patents and patent applications for a cash purchase price of $900 million

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Focus remains on maximizing value for stakeholders, including the provision of transition services to purchasers, sale of remaining assets, wind down of global operations, ongoing cost reduction and other significant work toward the conclusion of the Creditor Protection Proceedings

Financial Presentation and Q1 2011 Results

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Consolidated results include the results of operations and financial position of Nortel Networks Corporation, its principal operating subsidiary Nortel Networks Limited, and their subsidiaries in the Asia, CALA, and EMEA regions that do not form part of the U.S. or EMEA deconsolidated estates

•	Presentation of results changed to a single reportable segment that includes contracts not transferred with the sales of businesses. Comparative periods have been recast as a single reportable segment

•	Cash balance as of March 31, 2011 was $775 million, compared to $807 million as of December 31, 2010, plus restricted cash balance of $3.2 billion of primarily divestiture proceeds

•	First quarter of 2011 revenues of $20 million related to the MSS business and customer contracts not transferred with the sales of businesses

TORONTO—Nortel* Networks Corporation [OTC: NRTLQ] announced its results for the first quarter of 2011. Results were prepared in accordance with United States generally accepted accounting principles (GAAP) in U.S. dollars.

Nortel’s consolidated results include the results of operations and financial position of Nortel Networks Corporation, its principal operating subsidiary Nortel Networks Limited, and their subsidiaries in the Asia, CALA, and EMEA regions that do not form part of the U.S. or EMEA deconsolidated estates. As of June 1, 2010, and October 1, 2010, the EMEA Subsidiaries and U.S. Subsidiaries, respectively, were deconsolidated and accounted for under the cost method of accounting. In the context of the Creditor Protection Proceedings, Nortel continues to evaluate the method of accounting for all of its subsidiaries.

As a result of and following the divestitures of: (1) the Code Division Multiple Access (CDMA)/LTE Access and Enterprise Solutions (ES) businesses in the fourth quarter of 2009; (2) the Optical Networking and Carrier Ethernet, and Global System for Mobile communications (GSM)/GSM for Railways (GSM-R) businesses in the first quarter of 2010; (3) the Carrier VoIP and Application Solutions (CVAS) business and Nortel’s interest in the LGN joint venture in the second quarter of 2010; and (4) the multiservice switching products and related services (MSS) business in the first quarter of 2011, only the residual contracts related to those businesses are included in Nortel’s financial results. As announced on December 1, 2010, Nortel China and other third parties entered into an asset sale agreement with Ericsson China for the sale of substantially all of the assets of Guangdong-Nortel Telecommunications Equipment Co. Ltd. (GDNT). Nortel announced the closing of the sale on May 12, 2011.

As a result of the business sales, Nortel currently has one reportable segment, being the consolidated entity, as its chief operating decision maker reviews financial and operating results on that basis, inclusive of residual contracts.

Financial Summary

Nortel’s overall financial performance in the first quarter of 2011 was impacted by the sale of substantially all of its businesses in prior quarters.

•	Revenues in the first quarter of $20 million, with declines year over year in all regions.

•	Gross margin of negative 10 percent in the first quarter, a decrease of 36.8 percentage points from the year ago quarter.

•	SG&A expense in the first quarter of $38 million, a decrease of 77.1 percent from the year ago quarter.

•	R&D expense in the first quarter of nil, a decrease of 100 percent from the year ago quarter.

•	Cash balance as of March 31, 2011 was $775 million, compared to $807 million as of December 31, 2010.

Revenues

Revenues from continuing operations were $20 million in the first quarter of 2011 compared to $362 million for the first quarter of 2010, reflecting a reduction of 94.5 percent as a result of the business divestitures and the deconsolidation of the U.S. Subsidiaries.

Discontinued operations revenues in the first quarter of 2011 were nil, a decrease of 100 percent compared with the year ago quarter as a result of the sale of NNL’s interest in LGN in the second quarter of 2010. Nortel does not expect any further revenues to be generated by the discontinued operations in future reporting periods.

Gross Margin

Gross margin declined to negative 10 percent of revenues in the first quarter of 2011 compared to 26.8 percent for the first quarter of 2010, primarily as a result of the business divestitures and the deconsolidation of the U.S. Subsidiaries.

Operating Expenses

Operating Expenses B/(W)

	Q1 2011	YoY
SG&A	$38	77.1%
R&D	0	100.0%

Total Operating Expenses	$38	84.7%

A focus on reducing costs, the business divestitures and the deconsolidation of the U.S. Subsidiaries resulted in lower operating expenses compared to the year ago quarter. SG&A expense was $38 million in the first quarter of 2011, compared to $166 million for the first quarter of 2010. R&D expense was nil in the first quarter of 2011, compared to $82 million for the first quarter of 2010.

Net Loss

The Company reported a net loss in the first quarter of 2011 of $105 million compared to net earnings of $355 million in the first quarter of 2010.

The net loss included interest expense of $79 million, other expense—net of $12 million, partially offset by other operating income of $25 million comprised primarily of billings under transition services agreements and reorganization items of $6 million.

Other expense of $12 million was comprised primarily of a currency exchange loss of $10 million. Reorganization items of $5 million were comprised of a downward purchase price adjustment of $25 million related to the sale of the CVAS business, and professional fees of $18 million, partially offset by the gain of $41 million on the divestiture of the MSS business.

The net earnings in the first quarter of 2010 of $355 million included reorganization items of $496 million primarily related to the gain on the divestitures of the Optical Networking and Carrier Ethernet businesses and GSM/GSM-R business, other operating income of $60 million primarily of billings under transition services agreements, and other income—net of $60 million, comprised in part of a currency exchange gain of $44 million and rental income of $13 million.

Cash

The cash balance as of March 31, 2011 was $775 million compared to a cash balance of $807 million as of December 31, 2010 and restricted cash as of March 31, 2011 was $3.2 billion primarily related to the business divestiture proceeds. The cash balance was impacted by cash used in operating activities of $50 partially offset by a net favorable foreign exchange impact of $9 million, and cash from investing activities of $9 million related to proceeds from the sale of the MSS business of $49 million, which was almost entirely offset by an increase in restricted cash of $40 million.

* * * * * *

About Nortel

For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

About Nortel

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. Nortel’s assumptions, although considered reasonable by Nortel at the date of this press release, may prove to be inaccurate and consequently Nortel’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) risks and uncertainties relating to the Creditor Protection Proceedings including: (a) risks associated with Nortel’s ability to: obtain required approvals and successfully consummate pending and future divestitures; ability to satisfy transition services agreement obligations in connection with divestiture of operations; successfully conclude ongoing discussions for the sale of Nortel’s other assets; develop, obtain required approvals for, and implement a court approved plan; allocation of the sale proceeds of our businesses among the various Nortel entities participating in these sales may take considerable time to resolve ongoing issues with creditors and other third parties whose interests may differ from Nortel’s; generate cash from operations and maintain adequate cash on hand in each of its jurisdictions to fund operations within the jurisdiction during the Creditor Protection Proceedings; continue to have cash management arrangements and obtain any further required approvals from the Canadian Monitor, the U.K. Administrators, the U.S. Principal Officer, the U.S. Creditors’ Committee, or other third parties; raise capital to satisfy claims, including Nortel’s ability to sell assets to satisfy claims against Nortel; realize full or fair value for any assets or business that are divested; utilize net operating loss carryforwards and certain other tax attributes in the future; avoid the substantive consolidation of NNI’s assets and liabilities with those of one or more other U.S. Debtors; operate effectively under the new organizational structure, and in consultation with the Canadian Monitor, and the U.S. Creditors’ Committee and work effectively with the U.K. Administrators, French Administrator and Israeli Administrators in their respective administration of the EMEA businesses subject to the Creditor Protection Proceedings; continue as a going concern; actively and adequately communicate on and respond to events, media and rumors associated with the Creditor Protection Proceedings that could adversely affect Nortel’s relationships with customers, suppliers, partners and employees; retain and incentivize key employees as may be needed; retain, or if necessary, replace major suppliers on acceptable terms and avoid disruptions in Nortel’s supply chain regarding our remaining stranded contracts; obtain court orders or approvals with respect to motions filed from time to time; resolve claims made against Nortel in connection with the Creditor Protection Proceedings for amounts not exceeding Nortel’s recorded liabilities subject to compromise; prevent third parties from obtaining court orders or approvals that are contrary to Nortel’s interests; and (b) risks and uncertainties associated with: limitations on actions against any Debtor during the Creditor Protection Proceedings; the values, if any, that will be prescribed pursuant to any court approved plan to outstanding Nortel securities and, in particular, that Nortel does not expect that any value will be prescribed to the NNC common shares or the NNL preferred shares in any such plan; the delisting of NNC common shares from the NYSE; and the delisting of NNC common shares and NNL preferred shares from the TSX; and (ii) risks and uncertainties relating to Nortel’s business including fluctuations in foreign currency exchange rates; a high level of debt, arduous or restrictive terms and conditions related to accessing certain sources of funding; the sufficiency of workforce and cost reduction initiatives; a failure to protect Nortel’s intellectual property rights; any adverse legal judgments, fines, penalties or settlements related to any significant pending or future litigation actions; failure to maintain integrity of Nortel’s information systems;; and Nortel’s potential inability to maintain an effective risk management strategy.

For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.

Note that Nortel will not be hosting a teleconference/audio webcast to discuss first quarter 2011 results.

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Statements of Operations (unaudited)

(U.S. GAAP; Millions of U.S. dollars, except per share amounts)

	Three months ended
	March 31, 2011	March 31, 2010
Revenues:
Products	$17	$290
Services	3	72

	20	362

Cost of revenues
Products	20	241
Services	2	24

	22	265

Gross profit (loss)	(2)	97
	-10.0%	26.8%
Selling, general and administrative expense	38	166
Research and development expense	—	82

Management operating margin	(40)	(151)
	-200.0%	-41.7%

Loss on sale of businesses and assets	1	2
Other operating income—net	(25)	(60)

Total operating expenses	14	190

Operating loss	(16)	(93)
Other income (expense)—net	(12)	60
Interest expense
Long-term debt	(79)	(75)

Loss from operations before reorganization items, income taxes, equity in net earnings of associated companies and EMEA Subsidiaries	(107)	(108)
Reorganization items—net	5	496

Earnings (loss) from operations before incomes taxes and equity in net earnings of associated companies and EMEA Subsidiaries	(102)	388
Income tax benefit (expense)	1	(8)

Earnings (loss) from continuing operations before equity in net earnings of associated companies and EMEA Subsidiaries	(101)	380
Equity in net loss of associated companies—net of tax	—	(1)
Equity in net loss of EMEA Subsidiaries (a)	—	(20)

Net earnings (loss) from continuing operations	(101)	359
Net loss from discontinued operations—net of tax (c)	(1)	(2)

Net earnings (loss)	(102)	357
Income attributable to noncontrolling interests	(3)	(2)

Net loss attributable to Nortel Networks Corporation	$(105)	$355

Average shares outstanding (millions)—Basic	499	499
Average shares outstanding (millions)—Diluted	499	535
Basic earnings (loss) per common share—continuing operations	($0.21)	$0.71
Basic earnings (loss) per common share—discontinued operations	$0.00	$0.00

Total basic earnings (loss) per common share	($0.21)	$0.71

Diluted earnings (loss) per common share—continuing operations	($0.21)	$0.67
Diluted earnings (loss) per common share—discontinued operations	$0.00	$0.00

Total diluted earnings (loss) per common share	($0.21)	$0.67

(a)	Nortel determined that, as of the Petition Date, the presentation of the EMEA Subsidiaries under the equity method of accounting was more appropriate based on the conclusion that Nortel exercised significant influence over those entities. The equity method of accounting resulted in the financial position and results of operations of the EMEA Subsidiaries being presented net on a single line on the balance sheet and statement of operations, respectively, versus being combined gross into each individual line item. As of May 31, 2010, the EMEA Subsidiaries are accounted for under the cost method of accounting.

(b)	Nortel determined that, as of October 1, 2010, the U.S. Debtors, and their subsidiaries (U.S. Subsidiaries), should be accounted for under the cost method of accounting.

(c)	The ES business as well as the shares of NGS and DiamondWare are presented as discontinued operations beginning with the quarter ended September 30, 2009. The LGN business is presented as discontinued operations beginning with the quarter ended June 30, 2010. Accordingly, comparative periods have been recast to give effect for the changes in presentation.

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Balance Sheets (unaudited)

(U.S. GAAP; Millions of U.S. dollars, except per share amounts)

	March 31, 2011	December 31, 2010 (a)
ASSETS
Current assets
Cash and cash equivalents	$775	$807
Restricted cash and cash equivalents	149	158
Accounts receivable—net	172	194
Inventories—net	—	4
Other current assets	118	154
Assets held for sale	27	39
Assets of discontinued operations	1	4

Total current assets	1,242	1,360

Restricted cash	3,110	3,061
Plant and equipment—net	23	30
Other assets	59	65

Total assets	$4,434	$4,516

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Trade and other accounts payable	$303	$319
Payroll and benefit-related liabilities	25	42
Contractual liabilities	38	69
Restructuring liabilities	1	1
Other accrued liabilities	62	55
Liabilities held for sale	1	10
Liabilities of discontinued operations	6	5

Total current liabilities	436	501

Long-term liabilities
Other liabilities	22	31

Total long-term liabilities	22	31

Liabilities subject to compromise	10,628	10,565
Liabilities subject to compromise of discontinued operations	36	35

Total liabilities	11,122	11,132

SHAREHOLDERS’ DEFICIT
Common shares, without par value—Authorized shares: unlimited;	35,604	35,604
Issued and outstanding shares: 498,206,366 as of March 31, 2011 and December 31, 2010
Additional paid-in capital	3,597	3,597
Accumulated deficit	(46,181)	(46,076)
Accumulated other comprehensive income	(333)	(362)

Total Nortel Networks Corporation shareholders’ deficit	(7,313)	(7,237)

Noncontrolling interest	625	621

Total shareholders’ deficit	(6,688)	(6,616)

Total liabilities and shareholders’ deficit	$4,434	$4,516

(a)	Nortel has recast its balance sheet for the year ended December 31, 2010 as a result of becoming aware of certain NNL contractual guarantees provided in connection with real estate lease entered into by certain EMEA Subsidiaries and U.S. Subsidiaries. See Nortel’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011 for additional details.

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Statements of Cash Flows

(U.S. GAAP; Millions of U.S. dollars)

	Three months ended
	March 31, 2011	March 31, 2010
Cash flows from (used in) operating activities
Net earnings (loss) attributable to Nortel Networks Corporation	$(105)	$355
Net loss from discontinued operations—net of tax	1	2
Adjustments to reconcile net earnings (loss) to net cash from (used in) operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	10	22
Equity in net loss of associated companies—net of tax	—	1
Equity in net loss of EMEA Subsidiaries	—	20
Deferred income taxes	—	5
Pension and other accruals	14	30
Loss on sales of business and impairment of assets—net	—	2
Income (loss) attributable to noncontrolling interests—net of tax	3	2
Reorganization items—non cash	(32)	(530)
Other—net	(17)	45
Change in operating assets and liabilities: Other	76	10

Net cash from (used in) operating activities of continuing operations	(50)	(36)
Net cash from (used in) operating activities of discontinued operations	—	(40)

Net cash from (used in) operating activities	(50)	(76)

Cash flows from (used in) investing activities
Expenditures for plant and equipment	—	(5)
Change in restricted cash and cash equivalents	(40)	(770)
Decrease in short-term and long-term investments	—	24
Acquisitions of investments and businesses—net of cash acquired	—	(1)
Proceeds from sales of investments and businesses and assets—net	49	754

Net cash from (used in) investing activities of continuing operations	9	2
Net cash from (used in) investing activities of discontinued operations	—	25

Net cash from (used in) investing activities	9	27

Cash flows from (used in) financing activities
Dividends paid, including paid by subsidiaries to noncontrolling interests	—	(11)
Repayment of capital leases	—	(2)

Net cash from (used in) financing activities of continuing operations	—	(13)
Net cash from (used in) financing activities of discontinued operations	—	—

Net cash from (used in) financing activities	—	(13)

Effect of foreign exchange rate changes on cash and cash equivalents	9	13
Reduction of cash and cash equivalents of deconsolidated subsidiaries	—	(24)

Net cash from (used in) continuing operations	(32)	(58)
Net cash from (used in) discontinued operations	—	(15)

Net increase (decrease) in cash and cash equivalents	(32)	(73)
Cash and cash equivalents at beginning of period	807	1,998

Cash and cash equivalents at end of period	775	1,925
Less cash and cash equivalents of discontinued operations at end of period	—	(236)

Cash and cash equivalents of continuing operations at end of period	$775	$1,689